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                                                                    EXHIBIT 21.1
                          JOHN Q. HAMMONS HOTELS, L.P.

                               DIRECT SUBSIDIARIES

                                                                JURISDICTION OF
ENTITY NAME                                                     ORGANIZATION

John Q. Hammons Hotels Finance Corporation III                  Missouri
John Q. Hammons Hotels Two, L.P.                                Delaware
J.Q.H., Inc.                                                    Missouri
John Q. Hammons Food and Beverage Holding Company Inc.          Missouri


                              INDIRECT SUBSIDIARIES

                                                                JURISDICTION OF
ENTITY NAME                                                     ORGANIZATION

Hammons, Inc.                                                   Missouri
Forty-Four Catering Co., Inc.                                   Missouri
Sandia Catering Co., Inc.                                       New Mexico
Greystone Catering Co., Inc.                                    South Carolina
I-205 Catering Co., Inc.                                        Oregon
I-44 SGF Catering Co., Inc.                                     Missouri
380 Catering Co., Inc.                                          Iowa
40 Catering Co., Inc.                                           North Carolina
29 Catering Co., Inc.                                           Missouri
River Catering Co., Inc.                                        Iowa
Atrium Catering Co., Inc.                                       North Carolina
Bay Bridge Western                                              California
Plaza Catering Co., Inc.                                        California
West Loop Catering Co., Inc.                                    Wisconsin
Fresno Catering Co., Inc.                                       California
River Atrium Catering Co., Inc.                                 Iowa
I-35 Catering Co., Inc.                                         Iowa
Green Hills Catering Co., Inc.                                  South Carolina
University Park Catering Co., Inc.                              Colorado
Denver I-70 East, Inc.                                          Colorado
Tucson Catering Co., Inc.                                       Arizona
Reno Catering Co., Inc.                                         Nevada
Bakersfield Catering Co., Inc.                                  California
BG Catering Co., Inc.                                           Kentucky
Chateau Catering Co., Inc.                                      Missouri
Raleigh Hotel Company                                           North Carolina
Charleston Catering Co., Inc.                                   West Virginia
CLT-Renaissance Catering Co., Inc.                              North Carolina
Coral Springs Catering Co., Inc.                                Florida
Quad City Catering Co., Inc.                                    Iowa
Franklin/Crescent Catering Co., Inc.                            Tennessee
I-37, Inc.                                                      Texas



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Jefferson Catering Co., Inc.                                    Missouri
Tiffany Suites Hotel, Inc.                                      Missouri
Lincoln P Street Catering Co., Inc.                             Nebraska
Chenal Catering Co., Inc.                                       Arkansas
JQH Club Corp.                                                  Texas
Tallapoosa Catering Co., Inc.                                   Alabama
OKC-Myriad Gardens Catering Co., Inc.                           Oklahoma
Howard Street Catering Co., Inc.                                Nebraska
I-5 Catering Co., Inc.                                          Oregon
Richardson Club Company                                         Texas
Sac-South Catering Co., Inc.                                    California
Sioux Falls Convention/Arena Catering Co., Inc.                 South Dakota
Sioux Falls Catering Co., Inc.                                  South Dakota
Atrium Catering Co., Inc.                                       Arkansas
U.P. Catering Co., Inc.                                         Missouri
Cafe SGF Catering Co., Inc.                                     Missouri
WGV Resort Catering Co., Inc.                                   Florida
Tampa-USF Catering Co., Inc.                                    Florida
Topeka/Manor Catering Co., Inc.                                 Kansas
Tucson Marriott University Park Catering Co., Inc.              Arizona
R-2 Catering Co., Inc.                                          Ohio
Denver Northglenn Operating Co.                                 Colorado
Arkansas Plaza Catering Co., Inc.                               Arkansas
North Charleston Catering Co., Inc.                             South Carolina
Pinnacle Hills Catering Co., Inc.                               Arkansas
Rogers/540 Catering Co., Inc.                                   Arkansas
Tulsa/169 Catering Co., Inc.                                    Oklahoma
OKC Courtyard Catering Co., Inc.                                Oklahoma
Junction City Catering Co., Inc.                                Kansas
International Catering Co., Inc.                                New Mexico
Hot Springs Catering Co., Inc.                                  Arkansas
Arkansas Pinnacle Catering Co., Inc.                            Arkansas